Exhibit 99.1

Yum China Unveils “RGM 3.0” Strategy and Three-Year Financial Outlook at 2025 Investor Day

3-Year CAGR Targets1: High-Single-Digit Operating Profit2, Double-Digit Diluted EPS3 and Double-Digit Free Cash Flow Per Share4

On Track to Reach 20,000 Stores by 2026, and Accelerating to over 30,000 Stores by 2030

Front-end Diversification, Back-end Consolidation to Unlock Synergies In and Across Stores, Regions and Even Brands

Shanghai, China (November 17, 2025) – Yum China Holdings, Inc. (NYSE: YUMC and HKEX: 9987, “Yum China” or the “Company”) hosted its 2025 Investor Day today in Shenzhen, China. At the event, Yum China’s CEO Joey Wat, CFO Adrian Ding, and members of the senior management team highlighted the Company’s strategic initiatives to accelerate network expansion, drive sales growth, and enhance profitability. A webcast replay and presentations will be available at http://ir.yumchina.com.

Joey Wat, CEO of Yum China, commented, “Over the past 38 years, Yum China has maintained market leadership and consistently delivered solid growth amid dynamic market conditions. In recent years, guided by our RGM (“Resilience, Growth and Moat”) strategy, we have significantly transformed our operations, strengthened core competencies and built a strong foundation for future expansion. RGM 3.0 focused on all three aspects – resilience, growth and moat – powered by two complementary forces, innovation and operational efficiency. On the front end, we are innovating new modules and offerings to cater to a wide range of customer segments and occasions. On the back end, we are consolidating our resources to unlock synergies in and across stores, regions and even brands.”

Wat continued, “As a result, despite our significant scale, store expansion is accelerating. It took us 33 years to reach our first 10,000 stores, and we now aim to double that in just six years by 2026 and exceed 30,000 stores within the following four years by 2030. Our innovative and flexible store formats, together with a hybrid model of both equity stores and franchise stores, will enable deeper and faster market penetration. As we continue to grow, we remain committed to returning capital to shareholders, with a target to return approximately 100% of free cash flow after dividend payments to non-controlling interests of our subsidiaries, starting from 2027. With tremendous growth opportunities ahead, we are confident in achieving our targets and delivering sustainable shareholder value.”

Yum China 2025 Investor Day Highlights:

KFC: Leading, Resilient, and Growing – 2028 Operating Profit Expected to Surpass RMB 10 billion

After 38 years in China, KFC continues to reach new heights, powered by its trusted brand, diverse offerings, extensive footprint and resilient operations. Already operating more than 12,600 stores in over 2,500 cities, KFC is leveraging flexible store formats and an accelerated franchise strategy to add density in higher-tier cities and unlock access to over 2,000 lower-tier cities and thousands more locations in strategic channels. By 2028, KFC aims to increase the total store count by one-third to over 17,000 and deliver mid- to high-single-digit CAGR in system sales over 2026-2028, with operating profit surpassing RMB 10 billion in 2028.

Growth also lies in new customer segments and occasions. While KFC’s hero products remain its core growth drivers, we continue to innovate and explore new categories and store modules. By sharing KFC’s in-store resources and membership programs, KCOFFEE cafes and KPRO deliver incremental sales and profit and broaden our addressable market. Last but not least, customer engagement is KFC’s core. With our membership programs, integrated digital ecosystem and dedicated teams, we are elevating customer experiences and fostering loyalty.

Pizza Hut: From Inflection to Acceleration – Expected to Double Operating Profit by 2029 versus 2024

Pizza Hut has undergone a significant transformation, enhancing its value-for-money proposition and delivering three consecutive quarters of 17% same-store transaction growth alongside six straight quarters of year-over-year margin expansion. The brand is on track to accelerate growth. With around 1,000 cities already covered, Pizza Hut has substantial room to grow into over 1,500 cities where KFC operates but Pizza Hut does not. Building on our current base of 4,000 stores, we plan to add over 600 net new stores annually over the next three years, including a step up in franchise mix, bringing the total to more than 6,000 stores by 2028. To penetrate into lower-tier cities, Pizza Hut will leverage innovative models such as WOW, which features lower capex and streamlined operations. On menu innovation, while reinforcing our leadership in pizzas, we are driving strong growth in newer categories such as burgers and one-person meals to tap into additional customer segments and occasions. On operations, we continue to enhance efficiency and customer experience. Together, these initiatives aim to expand restaurant margin and double Pizza Hut’s operating profit by 2029, compared with 2024 levels.

[1]	Growth targets from 2026 to 2028, compared to the 2025 base year
[2]	Operating profit excluding special items and F/X
[3]	Diluted EPS excluding special items and F/X
[4]	Free cash flow per share is defined as operating cash flow minus capital spending, divided by diluted shares

Lavazza: Entering the Next Phase of Growth

Lavazza has made meaningful progress, optimizing store models, improving store economics and expanding both its coffee shop and retail businesses. Same-store sales grew double-digits in Q3 2025, and its latest Light Store Model shows healthy margins. Leveraging its Italian heritage and coffee mastery, Lavazza blends authenticity with local innovation – from premium KAFA beans to buffalo milk latte and dessert-inspired drinks – tailored to Chinese tastes. Meanwhile, we are increasing local roasting capacity to support menu innovation and enriching food lineup to drive further growth. In retail, we continue to broaden both product ranges and distribution channels, spanning online to offline touchpoints. After five years of building its foundation, Lavazza is poised to accelerate growth. With significant runway in China’s fast-growing coffee market, Lavazza targets 1,000 coffee shops and $60 million in retail sales by 2029, capturing substantial opportunities ahead.

Digitalization: Embracing Agentic AI

Through continuous innovation and evolution, Yum China has developed industry-leading digital capabilities that serve as a powerful competitive moat. Since 2019, we have been integrating AI into our operations. We began exploring Generative AI in 2023. Today, we have deployed several dozen applications to enhance customer experience, strengthen food safety and improve operational efficiency. Looking ahead, we are ready to embrace the next era of agentic AI – enabling proactive system-human interaction, multi-agent coordination, and data-driven decision making. This includes our pilot Q-Smart, the AI-enabled assistant for restaurant general managers. Additional applications powered by agentic AI are in the pipeline.

Supply Chain: Driving Synergies and Efficiency

Yum China’s world-class supply chain management and agile, end-to-end systems underpin our growth. By broadening our supplier base and managing prices dynamically, we have innovated and launched more than 1,600 new or upgraded products over the past three years, while keeping raw material costs highly competitive. Our extensive logistics network enabled store expansion and deeper city penetration. Looking ahead, where opportunities arise, we plan to develop integrated supply chain parks in partnership with our suppliers to further enhance synergies and drive greater operational efficiency. Food safety remains our top priority, and we continue to invest in AI-powered solutions to enhance monitoring, traceability, and risk prevention across the supply chain. Together, these efforts reinforce Yum China’s competitive moat and position the Company to capture future growth opportunities.

People: Empowering RGMs, Supporting Growth

Our restaurant general managers (RGMs) are trusted frontline leaders who drive execution and operational excellence. The RGM No.1 principle reflects our commitment to caring for and empowering our teams. Mega RGMs, who manage multiple stores, have played a pivotal role in accelerating Yum China’s store expansion. We are transforming the way we support them. By streamlining, centralizing and automating select processes, RGMs can focus on what matters most: food safety, customer service and team development. Looking ahead, we will continue to engage, empower and equip our frontline teams to fuel sustainable business growth.

Delivering Results and Creating Long-Term Shareholder Value

The Company sets the following financial targets:

•	2025 full year outlook:

•	OP margin[5]: 10.8%-10.9%

•	Restaurant margin: 16.2%-16.3% for Yum China, around 17.3% for KFC and around 12.7% for Pizza Hut

•	Free cash flow per share[4]: $2.2 to $2.3

•	Growth targets from 2026 to 2028, compared to the 2025 base year:

•	Same-store sales index of 100 to 102 YoY

•	Mid- to high-single-digit CAGR for system sales[6]

•	High-single-digit CAGR for operating profit[2]

•	Double-digit CAGR for Diluted EPS[3]

[2]	Operating profit excluding special items and F/X
[3]	Diluted EPS excluding special items and F/X
[4]	Free cash flow per share refers to operating cash flow minus capital spending, divided by diluted shares
[5]	OP margin refers to operating profit as a percentage of total revenues, excluding special items
[6]	System Sales excluding F/X

•	Double-digit CAGR for free cash flow per share

•	Growth targets by 2028:

•	Total stores to exceed 25,000

•	OP margin: at least 11.5% for Yum China

•	Restaurant margin: at least 16.7% for Yum China, at least 17.3% for KFC and at least 14.5% for Pizza Hut

•	Average annual capital expenditure of approximately $600 million to $700 million from 2026 to 2028

Yum China, with a commitment for favorable capital returns to shareholders, is on track to return $1.5 billion each year from 2024 to 2026. Beginning in 2027, the Company plans to return approximately 100% of annual free cash flow after subsidiaries’ dividend payments to non-controlling interests. This is anticipated to translate into an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028. The Company is confident in its ability to deliver sustainable, long-term value for shareholders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our projected capital return and those set forth under the section titled “Delivering Results and Creating Long-Term Shareholder Value.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, those identified above in this paragraph and statements regarding the future strategies, growth, business plans, investments, store openings, franchise business related targets, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business, and sustainability goals. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, changes in political, economic and regulatory conditions in China, as well as changes in political, business, economic and trade relations between the U.S. and China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Note on Non-GAAP Measures

This press release includes certain forward-looking non-GAAP financial measures. A reconciliation of these forward-looking non-GAAP financial measures to the comparable GAAP financial measure cannot be provided without unreasonable effort because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would not impact the non-GAAP measures but would be expected to impact GAAP measures.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 17,000 restaurants under six brands across over 2,500 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:

Tel: +86 21 2407 7556

IR@YumChina.com

Media Contact:

Tel: +86 21 2407 3824

Media@YumChina.com

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